(Exhibit 10.2

(Translated from Chinese)

Form of Xi’an Yunchuang Space Information Technology Co., Ltd.

Cooperation Agreement

Party A:

Representative:

Address:

Tel:

Party B: Xi’an Yunchuang Space Information Technology Co., Ltd.

Representative: Li Jianyong

Address: Room 907, Enterprise Headquarters Building, Building 2, Saigo City Square, No. 170, Weiyang Road, Xi’an Economic & Technological Development Zone

Tel: 18710088818

Pursuant to Contract Law of the People’s Republic of China, the Parties have entered into the following agreement through equal and amicable negotiation in respect of the product operating services of mutual cooperative network platform, and shall jointly comply with this Agreement.

Article I: General Provisions

1. Scope of cooperation: Party A shall provide platform (namely XYZ APP, hereinafter referred to as “Cooperation Platform”, “Network Platform”, or “Platform”) for product contents, and display and sell by docking to Xi’an Chuangyetianxia Network Technology Co., Ltd. through Party B’s recommendation.

2. Cooperation method: Party A shall sell products to end consumers by Internet or other online non-physical stores, and Party B shall provide diversion service for Party A in respect of such business. The Parties shall establish cooperation relationship. The Parties shall share profit in accordance with the provisions of the Agreement.

3. Term of cooperation: From the effective date of the Agreement to _____________.

Article II: Rights and Obligations of the Parties

1. The introduction materials (including but not limited to picture, information, introduction, and market publicity) about product and brand provided by Party A shall meet relevant requirements of advertisement law, and shall not exaggerate the performance of products, mislead the market and consumers or otherwise make false propaganda. If either party hereto breaches the aforesaid provisions or violate relevant laws and regulations, and results in fine or other punishment, such party shall assume the legal responsibilities by itself. If the other party suffers losses therefore, the breaching party shall compensate for the losses (including but not limited to fine, attorney’s fee, and travelling expenses, etc.).

2. Party A shall provide the products to be sold on the cooperation platform, and set product price.

3. Party A shall provide relevant product pictures, information, introduction, market and publicity documents as necessary for establishing the online cooperation platform.

4. Party A shall be liable to return or replace the products sold on the website according to the customer service standards as jointly formulated by the Parties.

5. Party A shall guarantee the lawfulness of the products sold on Internet, and shall not sell any bogus or fake products, or infringe the legal rights of any third party; otherwise, Party A shall assume the responsibilities arising therefrom.

6. Party A may not damage the state interests, social public interests, consumers’ interests and other person’s legal interests during the sales activities, or damage the interests of Party B; otherwise, the responsibilities arising therefrom shall be assumed by Party A.

7. The Parties shall respectively guarantee the lawfulness and compliance during the operation process; the legal responsibilities arising from the violation of the laws and regulations in the operation shall be assumed by the faulty party.

8. The content copyright of the courses sold on the cooperation platform shall be owned by Party A. Without Party A’s authorization, any course or the video of live broadcast shall not be retransmitted on other platforms than Chuangyetianxia app, or be broadcast on third party platform for profit-making purpose.

9. Party B shall provide Party A with relevant product consulting services, network courses and relevant industrial information services.

10. Party B shall screen and supervise the network platform that it docks with. If the network platform audited and verified by Party B violates the relevant laws and regulations in the operation, which impacts on other person, Party B shall assume relevant legal responsibilities arising therefrom. Party B shall compensate for the losses as suffered by the other party therefore (including but not limited to fine, attorney’s fee, and travelling expenses, etc.).

Article III: Distribution of Mall Income

The Parties hereby agree to share profit according to the product sales revenue (such sales revenue refers to the amount consumed by the customers introduced and diverted through Party B on the cooperation platform). The specific profit distribution method: The Parties shall check accounts on Monday and make payment on Thursday. If either party hereto fails to make payment as scheduled for a special cause, it shall notify the other party in advance. Prior to reconciliation, Party A shall provide all background sales records of the cooperation platform for Party B. Prior to payment, Party B shall provide Party A with special VAT invoice with equal amount at the tax rate of 6% 3 working days in advance, taking service fee as item name. If the invoice is not provided as scheduled, the payment time shall be subject to the time when the invoice is sent to Party B, and be postponed for no more than 3 working days; Party B shall make timely payment. Party B shall share the sales revenue at the rate of _____%. Party B shall have the right to require Party A to provide all background sales records in order to check the sales details.

Party A’s account and invoicing information

Name:

Taxpayer’s Registration No.:

Address:

Tel:

Opening Bank:

Account Number:

Party B’s account and invoicing information

Name: Xi’an Yunchuang Space Information Technology Co., Ltd.

Taxpayer’s Registration No: 91610100MA6TNE5J5E

Address: Room 1216, 12/F, Hongfu Building, Beida Street, Lianhu District, Xi’an

Tel: 18710088818

Article IV: Trade Confidentiality

1. Trade secrets: Any technical information and operation information that either party has or has not made known to the public shall be deemed as the trade secrets of such party.

2. Confidentiality: Either party hereto shall keep any trade secrets that it learns from the other party under this Agreement confidential. Either party hereto shall not leak the trade secrets of the other party to any third party at any time without the written permission of the other party. If either party hereto breaches this provision, it shall fully compensate the other party for all the direct and indirect losses as suffered by the other party therefore.

Article V: Liability for Breach

1. If the cooperation business as specified in this Agreement cannot be operated due to the serious breach of this Agreement by either party hereto, or if either party fails to perform any of its obligations hereunder and still fails to correct within 7 days after receiving the request of rectification, it shall be deemed as material default, and the observant party shall have the right to cancel the Agreement. If the Parties agree to continue cooperation, the breaching party shall still compensate the observant party for the economic losses as suffered.

2. In case of non-performance or delayed performance of the services hereunder due to any technical failure attributable to force majeure, neither party shall be liable for any losses arising from the misunderstanding of the consumers therefore.

3. If Party A fails to pay the revenue share as scheduled, it shall pay the liquidated damages for the overdue amount (at the rate of 1% of the overdue amount per day of delay); in case of more than 10 days of delay, Party B shall have the right to cancel the Agreement. In case of any late payment due to Party B’s fault, Party A shall not assume the liabilities for breach of contract.

Article VI: Dispute Resolution Method

1. Any dispute arising from the performance of the Agreement or related to the Agreement shall be settled through amicable negotiation. In case the negotiation fails, either party hereto may submit the dispute to the arbitration commission in the place of agreement signing. The litigation costs, arbitral costs, attorney’s fee, travelling expenses, etc. arising from the dispute shall be borne by the losing party.

2. Any matter not covered herein shall be handled in accordance with Contract Law of the People’s Republic of China and other relevant laws and regulations.

Article VII: Miscellaneous

1. The Agreement is made in quadruplicate, with each party holding two copies, which shall have equal legal force. The Agreement shall come into effect on the date of being signed by the Parties.

2. Any matter not covered herein and any dispute arising between the Parties shall be supplemented and resolved by the Parties through negotiation in the attitude of friendliness and mutual benefit.

3. The validity period of the Agreement shall be from ____________ to __________. The place of agreement signing: Weiyang District, Xi’an City.

Party A (Signature and Seal):	Party A (Signature and Seal):

Representative (Signature):	Representative (Signature):

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